SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2015, Petro River Oil Corp.’s (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Stephen Brunner, pursuant to which Mr. Brunner will serve as the Company’s President until January 1, 2017, and for additional one-year terms thereafter until the Employment Agreement is terminated by either Mr. Brunner or the Company.

Prior to joining the Company, Mr. Brunner served as President and Chief Executive Officer of Sanchez Production Partners LLC (NYSE MKT: SPP), formerly Constellation Energy Partners LLC (“Sanchez Production”), from March 2008 until March 2015, and served as a member of the board of managers of Sanchez Production from December 2008 until August 2011. Mr. Brunner also served as Vice President for Constellation Energy Commodities Group, Inc. from February 2008 to January 2009. Mr. Brunner holds a B.S. in Petroleum Engineering from Louisiana Tech University.

Pursuant to the terms and conditions of the Employment Agreement, Mr. Brunner will receive a base salary of $5,000 per month from January 2016 until March 2016, which amount will increase to $10,000 per month thereafter, and will be eligible for an annual bonus, payable in cash and/or equity at the sole discretion of the Board of Directors. Upon execution of the Employment Agreement, Mr. Brunner received options to purchase 10,648,763 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), or 1.25% of the Company’s outstanding shares of Common Stock, for $0.01 per share, subject to certain vesting conditions contained in the Employment Agreement. Additionally, upon completion of certain transactions, including an increase of the number of shares of Common Stock authorized for issuance under the Company’s current stock option plan, Mr. Brunner will receive options to purchase an additional 1.75% of the Company’s outstanding shares of Common Stock.

On October 30, 2015, in connection with the Company’s ongoing corporate restructuring, the Company ended its relationship with Mr. Daniel Smith and Mr. Ruben Alba.

Disclaimer.

The foregoing description of the Employment Agreement is qualified, in its entirety, by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events

A copy of the press release issued by the Company on November 5, 2015 in connection with the hiring of Mr. Brunner is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: November 5, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, by and between Petro River Oil Corp. and Stephen Brunner, dated October 30, 2015.
99.1	Press release, dated November 5, 2015.